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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated October 11, 1996, relating to the August 31, 1996 financial statements and financial highlights of Dean Witter High Yield Securities Inc. ("the Fund") and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated July 28, 1997 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated July 28, 1997, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated May 9, 1997, relating to the March 31, 1997 financial statements and financial highlights of Dean Witter High Income Securitites, which appears in that fund's Statement of Additional Information dated June 16, 1997 which is included in this Registration Statement and to the incorporation by reference of our report into that fund's Prospectus dated June 16, 1997 which is incorporated by reference into this Registration Statement.
We also consent to the references to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
July 30, 1997